UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2020
Talend S.A.
(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7 Rue Salomon de Rothschild
Suresnes,	France	92150
(Address of principal executive offices)		(Zip Code)
+33 (0) 1 46 25 06 00
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*
*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Adam Meister Change of Control and Severance Agreement
On November 17, 2020, Talend, Inc., a wholly-owned subsidiary of Talend S.A. (the “Company”), entered into an Amended and Restated Change of Control and Severance Agreement with Adam Meister, the Company's Chief Financial Officer, effective immediately (the "Agreement").
The Agreement's material terms are consistent with the previously disclosed terms of the Company's form of amended and restated change of control and severance agreement, which was filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2020, except that the Agreement provides that if Mr. Meister is terminated without "Cause" (and other than for death or "Disability") (as such terms are defined in the Agreement), then he is eligible to receive, subject to his timely execution and non-revocation of a release of claims, 50% acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards and, for any outstanding equity awards with performance-based vesting requirements, the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.
The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, the form of which will be filed with the Company's Annual Report on Form 10-K for the most recently completed fiscal year.

Changes to Jamie Kiser Cash Compensation

On November 17, 2020, the Company’s board of directors, upon the recommendation of the compensation committee, approved increases to the annual base salary and target annual cash incentive opportunity of Jamie Kiser, the Company’s Chief Operating Officer and Chief Customer Officer. Effective as of October 2, 2020, Ms. Kiser’s annual base salary will increase from $320,000 to $375,000 and her target annual cash incentive compensation opportunity will increase from approximately 41% to 70% of her annual base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel
Date: November 23, 2020